UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2024

Rave Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Missouri	0-12919	45-3189287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3551 Plano Parkway, The Colony, Texas	75056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 384-5000

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	RAVE	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2024, Rave Restaurant Group, Inc. (the “Company”) engaged Mr. Jay Rooney as the Company’s Chief Financial Officer to serve as its “principal financial officer” and “principal accounting officer,” as those terms are defined under the rules and regulations promulgated by the Securities and Exchange Commission.

Mr. Rooney (age 52) comes to the Company after serving as the Chief Financial Officer for Dickey’s Capital Group since 2018. While there, Mr. Rooney oversaw the staff, functions, and strategies related to Dickey’s finance, accounting, legal, and corporate real estate matters. In this role, he developed expertise in the areas of franchise operations, manufacturing, information technology, as well as experience dealing with multi-unit restaurant operations. Prior to that position, Mr. Rooney held financial leadership positions at Brinker International, where he was employed for nearly 20 years. Mr. Rooney holds a Master of Business Administration (Finance), from Texas Christian University, as well as a Bachelor of Arts (Economics) from Allegheny College. There are no related party transactions between Mr. Rooney and the Company as defined in Item 404(a) of Regulation SK and no family relationships between Mr. Rooney and any other director, executive officer or person nominated or chosen to be a director or executive officer of the Company.

  The Company has entered into an employment letter agreement with Mr. Rooney (the “Agreement”) confirming his employment as Chief Financial Officer of the Company. The Agreement provides for at-will employment at a starting annual base salary of $225,000. The Agreement also provides for a discretionary annual cash bonus targeted at 30% of base salary. Mr. Rooney will also be entitled to other typical benefits generally available to senior executives of the Company, including, participation in the Company’s 2015 Long Term Incentive Plan. The Agreement also contains non-disclosure, non-solicitation, and other common employment covenants. The foregoing description of the Agreement is qualified in its entirety by reference to the employment letter agreement filed as an exhibit to this Current Report on Form 8-K and incorporated herein by this reference.

ITEM 8.01	Other Events

The Company has issued a press release announcing the appointment of Mr. Rooney as its Chief Financial Officer, a copy of which is attached as an exhibit hereto.

ITEM 9.01	Financial Statements and Exhibits

(d)       Exhibits

10.1	Letter agreement dated March 25, 2024, between Rave Restaurant Group, Inc. and Jay Rooney.
99.1	Rave Restaurant Group, Inc. press release dated March 26, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rave Restaurant Group, Inc.

Date: March 26, 2024	By:	/s/ Brandon L. Solano
Brandon L. Solano Chief Executive Officer (principal executive officer)

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